U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K


                               CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): January 20, 2004


                               IBIZ TECHNOLOGY CORP.
           (Exact name of Registrant as specified in its charter)


                                     Florida
             (State or jurisdiction of incorporation or organization)


                                      0-27619
                             (Commission File Number)


                                     86-0933890
                    (I.R.S. Employer Identification Number)


    2238 West Lone Cactus, Suite 200, Phoenix, Arizona              85027
     (Address of principal executive offices)                    (Zip Code)


                  Registrant's telephone number:  (623) 492-9200


            (Former name or former address, if changed since last report)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On January 20, 2004, the Registrant entered into an acquisition agreement with the interestholders of Synosphere, LLC, A Texas limited liability company ("Synosphere") (see Exhibit 2 to this Form 8-K).
The shareholders are the owners of all the issued and outstanding membership interests ("Interests") of equity of Synosphere. Under the terms of this agreement, on the closing date, Synosphere sold to the Registrant all 5,000,000 Interests. The Registrant in turn sold to the shareholders 6 shares of its common stock for each Interest (an aggregate of 30,000,000 shares of common stock). Synosphere specializes in the development of handheld computer technologies.

     This acquisition was announced in a press release date January 21, 2004 (see Exhibit 99 to this Form 8-K).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements.

     The Registrant has determined that this acquisition must comply with Rule 3-05 of Regulation S-X, and therefore financial statements will be furnished for the two most recent fiscal years and any interim periods. Pro forma financial information will also be furnished in connection with this acquisition pursuant to Article 11 of Regulation S-X. It is impracticable to provide the required financial statements for this acquired business at the time this Form 8-K is filed; these will be filed as an amendment to this filing not later than 60 days after the filing of this report.

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.


                                     SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       iBIZ Technology Corp.



Dated: February 3, 2004                By: /s/  Kenneth W. Schilling
                                       Kenneth W. Schilling, President

                                  EXHIBIT INDEX

Number                        Description

2     Acquisition Agreement Between the Registrant and
      Interestholders of Synosphere, LLC, dated January 20, 2004 (including the following exhibits: Exhibit C: Registration Rights Agreement; Exhibit D: Form of Opinion of Counsel;
      and Exhibit E: Employment Agreements) (excluding the following exhibits: Exhibit A: List of Investors and Payout Option Selected; and Exhibit B: List of Founders, Common
      Equity Payout, and Shares Registered After Closing) (see below).

99 Press release issued by the Registrant, dated January 21, 2004 (see below).